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                                                                      EXHIBIT 11


                        COMPUTATION OF EARNINGS PER SHARE

    Information regarding computation of earnings per share is included in Note 2 to Notes to financial statements included elsewhere in this Quarterly Report on Form 10-QSB for the quarter ended June 30, 2000.







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